Exhibit 99.1

Laureate Education Announces Proposed Offering of up to $800 Million of Senior Notes

BALTIMORE, MARYLAND — (PR Newswire) — April 17, 2017 — Laureate Education, Inc. (Nasdaq:  LAUR) (“Laureate”) announced today that it intends, subject to market and other customary conditions, to offer up to $800 million in aggregate principal amount of senior notes due 2025 (the “Notes”) in a private offering to eligible purchasers under Rule 144A and Regulation S under the Securities Act of 1933, as amended (the “Securities Act”).  Laureate’s obligations under the Notes will be guaranteed by certain wholly-owned U.S. subsidiaries of Laureate that are guarantors under Laureate’s senior secured credit facilities.

Laureate intends to use the net proceeds from the offering of the Notes, together with a portion of the net proceeds from its initial public offering and net proceeds from the recently announced $1,925 million senior secured credit facilities, to (i) repay, redeem or repurchase certain of its outstanding 9.250% Senior Notes due 2019 (other than certain of such senior notes that the holders of which have agreed to exchange for shares of Laureate’s Class A common stock), (ii) repay the Company’s term loans under its senior secured credit facilities and/or (iii) repay the seller notes used to partially finance the acquisition of FMU Group, and pay certain related fees and expenses in connection with the offering.

The Notes and the related guarantees have not been registered under the Securities Act and, unless so registered, may not be offered or sold in the United States absent registration or an applicable exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and other applicable securities laws.

This press release shall not constitute an offer to sell, or the solicitation of an offer to buy, any securities, nor shall there be any sales of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Forward-Looking Statements

This press release includes certain disclosures which contain “forward-looking statements” within the meaning of the U.S. federal securities laws, which involve risks and uncertainties.  You can identify forward-looking statements because they contain words such as “may,” “will,” “intends” or “expects” or similar expressions that concern Laureate’s strategy, plans or intentions.  Forward-looking statements are based on Laureate’s current expectations and assumptions.  Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that may differ materially from those contemplated by the forward-looking statements, which are neither statements of historical fact nor guarantees or assurances of future performance.  Important factors that could cause actual results to differ materially from Laureate’s expectations are set forth in its Annual Report on Form 10-K for the fiscal year ended December 31, 2016 under the caption “Risk Factors.”

About Laureate Education, Inc.

Laureate Education, Inc. is the largest global network of degree-granting higher education institutions, with more than one million students enrolled across 70 institutions in 25 countries at campuses and online. Laureate offers high-quality, undergraduate, graduate and specialized degree programs in a wide range of academic disciplines that provide attractive employment prospects. Laureate believes that when our students succeed, countries prosper and societies benefit. This belief is expressed through the company’s philosophy of being ‘Here for Good’ and is represented by its status as a Certified B CorporationTM and conversion in 2015 to a U.S. public benefit corporation, a new class of corporation committed to creating a positive impact on society.

Investor Relations Contact:

ir@laureate.net

Media Contacts:

Laureate Education

Adam Smith

Adam.Smith@laureate.net

U.S.: +1 (866) 452 8732 / International: +1 (410) 843 6100